UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            _______________________

                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                            _______________________


                 Date of Report
                 (Date of earliest
                 event reported):   January 1, 2002



Commission         Name of Registrant, State of Incorporation,                                              IRS Employer
File Number        Address of Principal Executive Offices and Telephone Number                     Identification Number
-----------        -----------------------------------------------------------                     ---------------------
1-9894             ALLIANT ENERGY CORPORATION                                                                 39-1380265
                   (a Wisconsin corporation)
                   222 West Washington Avenue
                   Madison, Wisconsin 53703
                   Telephone (608) 252-3311

0-4117-1           INTERSTATE POWER AND LIGHT COMPANY                                                         42-0331370
                   (an Iowa corporation)
                   Alliant Energy Tower
                   Cedar Rapids, Iowa 52401
                   Telephone (319) 398-4411

                   IES Utilities Inc.
                   ------------------
                   (Former name of Interstate Power and Light Company)


This combined Form 8-K/A is separately filed by Alliant Energy Corporation and Interstate Power and Light Company.

The undersigned registrants hereby amend Item 7 of their Current
Report on Form 8-K dated January 1, 2002 to provide in its entirety as follows:

Item 7.    Financial Statements and Exhibits.
------     ---------------------------------

           (a)   Financial Statements of the Business Acquired.
                 ---------------------------------------------

           Historical financial statements of IPC required by this Item 7 are as follows:


  Index to Financial Statements
                                                                                               Page Number
                                                                                               -----------
  Report of Independent Public Accountants                                                          3
  Statement of Income for the Year Ended December 31, 2000                                          4
  Balance Sheet as of December 31, 2000                                                             5
  Statement of Cash Flows for the Year Ended December 31, 2000                                      7
  Statement of Capitalization as of December 31, 2000                                               8
  Statement of Changes in Common Equity for the Year Ended December 31, 2000                        9
  Notes to Financial Statements                                                                     10
  Consolidated Statements of Income (Unaudited) for the Nine Months Ended
       September 30, 2001 and 2000                                                                  20
  Consolidated Balance Sheet (Unaudited) as of September 30, 2001                                   21
  Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended
       September 30, 2001 and 2000                                                                  23
  Notes to Consolidated Financial Statements (Unaudited)                                            24


           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareowners of Interstate Power Company:

We have audited the accompanying balance sheet and statement of capitalization of Interstate Power Company (a Delaware corporation) as of December 31, 2000, and the related statement of income, cash flows and changes in common equity for the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards  require  that we plan  and  perform  the  audit  to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interstate Power Company as of December 31, 2000, and the results of its operations and its cash flows for the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
January 29, 2001
(except with respect to the matters discussed in Note 1(a) as to which the date is January 1, 2002)

                                   INTERSTATE POWER COMPANY
                                     STATEMENT OF INCOME
                             FOR THE YEAR ENDED DECEMBER 31, 2000
                                        (in thousands)



Operating revenues:
  Electric utility                                                                        $304,386
  Gas utility                                                                               53,615
                                                                                 ------------------
                                                                                           358,001
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Operating expenses:
  Electric production fuels                                                                 57,049
  Purchased power                                                                           64,304
  Cost of gas sold                                                                          35,251
  Other operation and maintenance                                                           92,693
  Depreciation and amortization                                                             35,407
  Taxes other than income taxes                                                             16,475
                                                                                 ------------------
                                                                                           301,179
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Operating income                                                                            56,822
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Interest expense and other:
  Interest expense                                                                          16,272
  Allowance for funds used during construction                                                (824)
  Miscellaneous, net                                                                        (2,300)
                                                                                 ------------------
                                                                                            13,148
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Income before income taxes                                                                  43,674
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Income taxes                                                                                14,970
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Net income                                                                                  28,704
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Preferred dividend requirements                                                              2,489
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Earnings available for common stock                                                        $26,215
                                                                                 ==================

---------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

                                     INTERSTATE POWER COMPANY
                                          BALANCE SHEET
                                        DECEMBER 31, 2000
                                          (in thousands)


ASSETS
---------------------------------------------------------------------------------------------------
Property, plant and equipment:
  Utility -
    Plant in service -
      Electric                                                                            $941,400
      Gas                                                                                   78,984
      Common                                                                                14,374
                                                                                 ------------------
                                                                                         1,034,758
    Less - Accumulated depreciation                                                        523,057
                                                                                 ------------------
                                                                                           511,701
    Construction work in progress                                                           13,371
                                                                                 ------------------
                                                                                           525,072
  Other property, plant and equipment                                                          276
                                                                                 ------------------
                                                                                           525,348
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Current assets:
  Cash and temporary cash investments                                                        2,871
  Accounts receivable:
    Customer, less allowance for doubtful accounts of $356                                  50,658
    Associated companies                                                                     1,758
    Other                                                                                    1,955
  Income tax refunds receivable                                                              5,161
  Production fuel, at average cost                                                          16,349
  Materials and supplies, at average cost                                                    5,973
  Gas stored underground, at average cost                                                    5,210
  Adjustment clause balances                                                                 3,670
  Regulatory assets                                                                         10,803
  Prepayments and other                                                                      2,422
                                                                                 ------------------
                                                                                           106,830
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Investments                                                                                  7,193
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Other assets:
  Regulatory assets                                                                         50,704
  Deferred charges and other                                                                15,672
                                                                                 ------------------
                                                                                            66,376
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Total assets                                                                              $705,747
                                                                                 ==================

---------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.


                                     INTERSTATE POWER COMPANY
                                     BALANCE SHEET (Continued)
                                        DECEMBER 31, 2000
                                         (in thousands)


CAPITALIZATION AND LIABILITIES
---------------------------------------------------------------------------------------------------
Capitalization (See Statement of Capitalization):
  Common stock                                                                             $34,221
  Additional paid-in capital                                                               108,690
  Retained earnings                                                                         86,058
                                                                                 ------------------
    Total common equity                                                                    228,969
  Cumulative preferred stock, not mandatorily redeemable                                    10,819
  Cumulative preferred stock, mandatorily redeemable                                        24,687
  Long-term debt                                                                           170,401
                                                                                 ------------------
                                                                                           434,876
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Current liabilities:
  Notes payable to associated companies                                                     68,218
  Accounts payable                                                                          22,717
  Accounts payable to associated companies                                                  12,236
  Accrued interest                                                                           2,666
  Accrued taxes                                                                             13,934
  Other                                                                                      9,643
                                                                                 ------------------
                                                                                           129,414
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Other long-term liabilities and deferred credits:
  Accumulated deferred income taxes                                                         93,548
  Accumulated deferred investment tax credits                                               12,829
  Environmental liabilities                                                                 14,380
  Pension and other benefit obligations                                                      8,191
  Other                                                                                     12,509
                                                                                 ------------------
                                                                                           141,457
                                                                                 ------------------

---------------------------------------------------------------------------------------------------

Total capitalization and liabilities                                                      $705,747
                                                                                 ==================

---------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

                                       INTERSTATE POWER COMPANY
                                       STATEMENT OF CASH FLOWS
                                FOR THE YEAR ENDED DECEMBER 31, 2000
                                           (in thousands)

------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                                                                        $28,704
  Adjustments to reconcile net income to net cash flows
  from operating activities:
    Depreciation and amortization                                                                    35,407
    Amortization of deferred energy efficiency expenditures                                          11,290
    Deferred tax benefits and investment tax credits                                                 (1,233)
    Other                                                                                               754
  Other changes in assets and liabilities:
    Accounts receivable                                                                             (15,769)
    Gas stored underground                                                                           (2,145)
    Accounts payable                                                                                 11,963
    Benefit obligations and other                                                                   (12,213)
                                                                                           -----------------
       Net cash flows from operating activities                                                      56,758
                                                                                           -----------------

------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Common stock dividends declared                                                                 (21,706)
    Preferred stock dividends                                                                        (2,489)
    Net change in short-term borrowings                                                              29,020
    Other                                                                                                59
                                                                                           -----------------
       Net cash flows from financing activities                                                       4,884
                                                                                           -----------------

------------------------------------------------------------------------------------------------------------

Cash flows used for investing activities:
    Utility construction expenditures                                                               (50,637)
    Other                                                                                           (11,679)
                                                                                           -----------------
       Net cash flows used for investing activities                                                 (62,316)
                                                                                           -----------------

------------------------------------------------------------------------------------------------------------

Net decrease in cash and temporary cash investments                                                    (674)
                                                                                           -----------------

------------------------------------------------------------------------------------------------------------

Cash and temporary cash investments at beginning of period                                            3,545
                                                                                           -----------------

------------------------------------------------------------------------------------------------------------

Cash and temporary cash investments at end of period                                                 $2,871
                                                                                           =================

------------------------------------------------------------------------------------------------------------

Supplemental cash flows information:
    Cash paid during the period for:
       Interest                                                                                     $13,362
                                                                                           =================
       Income taxes                                                                                 $21,999
                                                                                           =================

------------------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

                                        7

                                     INTERSTATE POWER COMPANY
                                    STATEMENT OF CAPITALIZATION
                                        DECEMBER 31, 2000
                                (in thousands, except share amounts)

Common equity:
  Common stock - $3.50 par value - authorized 30,000,000 shares;
    9,777,432 shares outstanding                                                            $34,221
  Additional paid-in capital                                                                108,690
  Retained earnings                                                                          86,058
                                                                                 -------------------
                                                                                            228,969
                                                                                 -------------------
----------------------------------------------------------------------------------------------------
Cumulative preferred stock:
   Par/Stated       Authorized        Shares                         Mandatory
      Value           Shares        Outstanding       Series         Redemption
      -----           ------        -----------       ------         ----------
       $50               *            216,381      4.36% - 7.76%         No                  10,819
       $50               *            545,000          6.40%             Yes **              27,250
                                                                                 -------------------
                                                                                             38,069
    Less:  unamortized expenses                                                              (2,563)
                                                                                 -------------------
                                                                                             35,506
                                                                                 -------------------
*    2,000,000 authorized shares in total
**   $53.20 mandatory redemption price
----------------------------------------------------------------------------------------------------
Long-term debt:
    First Mortgage Bonds:
      8% series, due 2007                                                                    25,000
      8-5/8% series, due 2021                                                                25,000
      7-5/8% series, due 2023                                                                94,000
                                                                                 -------------------
                                                                                            144,000
    Pollution Control Revenue Bonds:
      5.75%, due 2003                                                                         1,000
      6.25%, due 2009                                                                         1,000
      6.30%, due 2010                                                                         5,600
      6.35%, due 2012                                                                         5,650
      Variable/fixed rate series 1998 (4.30% through 2003), due 2005 to 2008                  4,950
      Variable/fixed rate series 1999 (4.05% through 2004), due 2010                          3,250
      Variable/fixed rate series 1999 (4.20% through 2004), due 2013                          7,700
                                                                                 -------------------
                                                                                             29,150
                                                                                 -------------------
                                                                                            173,150
                                                                                 -------------------
  Less:
    Unamortized debt premium and (discount), net                                             (2,749)
                                                                                 -------------------
                                                                                            170,401
                                                                                 -------------------
----------------------------------------------------------------------------------------------------
Total capitalization                                                                       $434,876
                                                                                 ===================
----------------------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.


                                                    INTERSTATE POWER COMPANY
                                              STATEMENT OF CHANGES IN COMMON EQUITY

                                                                                                           Accumulated
                                                                            Additional                        Other          Total
                                                                 Common       Paid-In        Retained     Comprehensive      Common
                                                                 Stock        Capital        Earnings     Income (Loss)      Equity
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
2000:
Beginning balance                                                  $34,221     $108,748      $81,549           $ -         $224,518

 Comprehensive income:
  Earnings available for common stock                                                         26,215                         26,215
  Other comprehensive income (loss):
    Unrealized gains (losses) on derivatives qualified as hedges:
      Unrealized holding gains arising during period due to
         cumulative effect of a change in accounting principle,
            net of tax of $2                                                                                     3                3
      Other unrealized holding losses arising during period,
         net of tax of $2                                                                                       (3)              (3)
                                                                                                         --------------  -----------
    Net unrealized gains (losses) on qualifying derivatives                                                      -              -
                                                                                                         --------------  -----------
   Total comprehensive income                                                                                                26,215

 Common stock dividends                                                                      (21,706)                       (21,706)
 Common stock issued                                                                (58)                                        (58)
                                                               ------------  ------------- ------------  --------------  -----------
Ending balance                                                     $34,221     $108,690      $86,058           $ -         $228,969
                                                               ============  ============= ============  ==============  ===========

The accompanying Notes to Financial Statements are an integral part of this statement.

                           INTERSTATE POWER COMPANY
                           ------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a) General - The financial statements include the accounts of Interstate Power Company (IPC), which is a subsidiary of Alliant Energy Corporation (Alliant Energy). IPC is engaged principally in the generation, transmission, distribution and sale of electric energy and the purchase, distribution, transportation and sale of natural gas in Iowa, Minnesota and Illinois.

On March 15, 2000, the boards of directors of IESU and IPC approved a merger agreement (as amended on November 29, 2000) for IPC to merge with and into IESU (the "Agreement"). The merger of IPC with and into IESU was approved by their respective shareowners in April 2001 and by the SEC in October 2001. The merger was effective January 1, 2002 and IESU changed its name to Interstate Power and Light Company. Each share of IPC common stock outstanding was cancelled without payment and each share of IPC preferred stock outstanding was cancelled and converted into the right to receive one share of a new class of IESU Class A preferred stock with substantially identical designations, rights and preferences as the
previously outstanding IPC  preferred   stock. IPC  and  IESU were  both
wholly-owned operating subsidiaries  of  Alliant   Energy.  As  such,  the
transaction  was accounted for as a common  control  merger.

The financial statements are prepared in conformity with accounting principles generally accepted in the United States, which give recognition to the rate making and accounting practices of the Federal Energy Regulatory Commission (FERC) and state commissions having regulatory jurisdiction.

The preparation of the financial statements requires management to make estimates and assumptions that affect: a) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements; and b) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)  Regulation - IPC is subject to regulation by FERC, the Iowa
Utilities Board (IUB), the Minnesota Public Utilities Commission (MPUC) and the Illinois Commerce Commission.

(c) Regulatory Assets - IPC is subject to the provisions of Statement of Financial Accounting Standards (SFAS) 71, "Accounting for the Effects of Certain Types of Regulation," which provides that rate-regulated public utilities record certain costs and credits allowed in the rate making process in different periods than for non-regulated entities. These are deferred as regulatory assets or accrued as regulatory liabilities and are recognized in the Statement of Income at the time they are reflected in rates. At December 31, 2000, regulatory assets of $61.5 million were comprised of the following items (in millions):

Tax-related (Note 1(d))                            $31.9
Environmental liabilities (Note 11(d))              14.7
Energy efficiency program costs                      9.2
Other                                                5.7
                                                   ------
                                                   $61.5
                                                   ======

If a portion of IPC's operations becomes no longer subject to the provisions of SFAS 71 as a result of competitive restructuring or otherwise, a write-down of related regulatory assets would be required, unless some form of transition cost recovery is established by the appropriate regulatory body that would meet the requirements under generally accepted accounting principles for continued accounting as regulatory assets during such recovery period. In addition, IPC would be required to determine any impairment of other assets and write-down such assets to their fair value.

(d) Income Taxes - IPC follows the liability method of accounting for deferred income taxes, which requires the establishment of deferred tax assets and liabilities, as appropriate, for all temporary differences between the tax basis of assets and liabilities and the amounts reported in the financial statements. Deferred taxes are recorded using currently enacted tax rates.

Except as noted below, income tax expense includes provisions for deferred taxes to reflect the tax effects of temporary differences between the time when certain costs are recorded in the accounts and when they are deducted for tax return purposes. As temporary differences reverse, the related accumulated deferred income taxes are reversed to income. Investment tax credits have been deferred and are subsequently credited to income over the average lives of the related property.

Consistent with Iowa rate making practices, deferred tax expense is not recorded for certain temporary differences (primarily related to utility property, plant and equipment). As the deferred taxes become payable (over periods exceeding 30 years for some generating plant differences) they are recovered through rates. Accordingly, IPC has recorded deferred tax liabilities and regulatory assets for certain temporary differences, as identified in Note 1(c).

Alliant Energy files a consolidated federal income tax return. Under the terms of an agreement between Alliant Energy and its subsidiaries (including
IPC), the subsidiaries calculate their respective federal income tax provisions and make payments to or receive payments from Alliant Energy as if they were separate taxable entities.

(e) Temporary Cash Investments - Temporary cash investments are stated at cost, which approximates market value, and are considered cash equivalents for the Balance Sheet and the Statement of Cash Flows. These investments consist of short-term liquid investments that have maturities of less than 90 days from the date of acquisition.

(f) Depreciation of Utility Property, Plant and Equipment - IPC uses the straight-line depreciation method as approved by its regulatory commissions. In 2000, the average rates of depreciation for electric and gas properties, consistent with current rate making practices, were 3.5% and 3.6%, respectively.

(g) Property, Plant and Equipment - Utility plant is recorded at original cost, which includes overhead and administrative costs and allowance for funds used during construction (AFUDC). In 2000, the aggregate gross AFUDC recovery rate, computed in accordance with the prescribed regulatory formula, was 6.5%.

Other property, plant and equipment is recorded at original cost. Upon retirement or sale of other property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in "Miscellaneous, net" in the Statement of Income. Ordinary retirements of utility plant, including removal costs less salvage value, are charged to accumulated depreciation upon removal from utility plant accounts and no gain or loss is recognized.

(h) Operating Revenues - IPC accrues revenues for services rendered but unbilled at month-end.

(i) Utility Fuel Cost Recovery - IPC's tariffs provide for subsequent adjustments to its electric and natural gas rates for changes in the cost of fuel, purchased energy and natural gas purchased for resale. Changes in the under/over collection of these costs are reflected in "Electric production fuels" and "Cost of gas sold" in the Statement of Income. The cumulative effects are reflected on the Balance Sheet as a current asset or current liability, pending automatic reflection in future billings to customers. Purchased-power capacity costs are not recovered from electric customers through energy adjustment clauses. Recovery of these costs must be addressed in base rates in a formal rate proceeding.

(j) Derivative Financial Instruments - IPC uses derivative financial instruments to hedge exposures to fluctuations in certain commodity prices. IPC does not use such instruments for speculative purposes. In accordance with SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of SFAS 133," the fair value of all derivatives are recorded as assets or liabilities on the Balance Sheet and gains and losses related to derivatives that are designated as, and qualify as hedges, are recognized in earnings when the underlying hedged item or physical transaction is recognized in income. Gains and losses related to derivatives that do not qualify for, or are not designated in hedge relationships, are recognized in earnings immediately. IPC has commodity purchase and sales contracts for both capacity and energy that have been designated, and qualify for, the normal purchase and sale exception in SFAS 138. Based on this designation, these contracts are not accounted for as derivative instruments. Refer to Note 10 for further discussion of IPC's derivative financial instruments.

(2)  APRIL 1998 ALLIANT ENERGY CORPORATION MERGER
In association with the 1998 merger between IPC, IES Industries Inc. and WPL Holdings, Inc., Alliant Energy entered into a three-year consulting agreement, which expires in the second quarter of 2001, with Wayne Stoppelmoor, the Chief Executive Officer of IPC prior to the consummation of the merger. Under the terms of the consulting agreement, Mr. Stoppelmoor, who was also Vice Chairman of Alliant Energy's Board of Directors until April 2000, received a fee of $200,000 in 2000 for his services.

(3)  LEASES
IPC's operating lease rental expense for 2000 was $2.0 million. IPC's future minimum lease payments by year are as follows (in thousands):

                                     Capital    Operating
Year                                 Leases      Leases
-------------------------           ---------  ----------
2001                                   $14.1    $2,020.3
2002                                    14.1     1,313.4
2003                                    14.1     1,203.4
2004                                    14.1       319.4
2005                                    14.2         7.5
Thereafter                               4.7        75.0
                                    ---------  ----------
                                        75.3    $4,939.0
                                               ==========
Less:  Amount representing interest      7.8
                                    ---------
Present value of net minimum
    capital lease payments             $67.5
                                    =========

(4)  UTILITY ACCOUNTS RECEIVABLE
Utility customer accounts receivable, including unbilled revenues, arise primarily from the sale of electricity and natural gas. At December 31, 2000, IPC was serving a diversified base of residential, commercial and industrial customers and did not have any significant concentrations of credit risk.

(5)  INCOME TAXES
The components of federal and state income taxes for IPC for the year ended December 31, 2000 were as follows (in millions):

Current tax expense                        $16.2
Deferred tax expense                        (0.2)
Amortization of investment tax credits      (1.0)
                                        ----------
                                           $15.0
                                        ==========

The overall effective income tax rate shown below for the year ended December 31, 2000 was computed by dividing total income tax expense by income before income taxes.

Statutory federal income tax rate                            35.0%
    State income taxes, net of federal benefits               5.4
    Effect of rate making on property related differences     1.7
    Amortization of investment tax credits                   (2.4)
    Adjustment of prior period taxes                         (4.7)
    Other items, net                                         (0.7)
                                                           --------
Overall effective income tax rate                            34.3%
                                                           ========

The accumulated deferred income tax (assets) and liabilities included on the Balance Sheet at December 31, 2000 arise from the following temporary differences (in millions):

Property related                  $104.6
Investment tax credit related       (9.0)
Other                               (2.1)
                                 ---------
                                   $93.5
                                 =========

(6)  PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS
IPC has two non-contributory defined benefit pension plans that cover substantially all of its employees. Benefits are based on the employees' years of service and compensation. IPC also provides certain postretirement health care and life benefits to eligible retirees. In general, the health care plans are contributory with participants' contributions adjusted annually and the life insurance plans are non-contributory.

The weighted-average assumptions as of the measurement date of September 30, 2000 were as follows:

                                      Qualified         Other
                                       Pension      Postretirement
                                       Benefits        Benefits
                                     ------------- ---------------
Discount rate                               8%             8%
Expected return on plan assets              9%             9%
Rate of compensation increase              3.5%           N/A
Medical cost trend on covered charges:
      Initial trend rate                   N/A             9%
      Ultimate trend rate                  N/A             5%

The components of IPC's qualified pension benefits and other postretirement benefits costs for 2000 were as follows (in thousands):

                                    Qualified        Other
                                     Pension     Postretirement
                                     Benefits      Benefits
                                  -------------  --------------
Service cost                          $1,059           $690
Interest cost                          2,251          2,701
Expected return on plan assets        (2,661)        (1,226)
Amortization of:
   Transition obligation                 154            998
   Prior service cost                    164           (224)
   Actuarial gain                         --           (229)
                                  -------------  --------------
Total                                   $967         $2,710
                                  =============  ==============

The pension benefit cost shown above (and in the following tables) represents only the pension benefit cost for bargaining unit employees of IPC covered under the IPC Retirement Income Plan sponsored by IPC. The pension benefit cost for IPC's non-bargaining employees who are now participants in other Alliant Energy plans was $0.7 million for 2000. In addition, Alliant Energy Corporate Services, Inc. (Corporate Services) provides services to IPC. The allocated pension benefit cost associated with these services was $0.6 million for 2000. The other postretirement benefit cost shown previously for 2000 (and in the following tables) represents the other postretirement benefit cost for all IPC employees. The allocated other postretirement benefit cost associated with Corporate Services for IPC was $0.1 million for 2000.

The assumed medical trend rates are critical assumptions in determining the service and interest cost and accumulated postretirement benefit obligation related to postretirement benefit costs. A one percent change in the medical trend rates for 2000, holding all other assumptions constant, would have the following effects (in thousands):
                                                         1 Percent    1 Percent
                                                         Increase     Decrease
                                                        ----------   ----------
Effect on total of service and interest cost components     $500        ($400)
Effect on postretirement benefit obligation               $3,100      ($2,800)

A reconciliation of the funded status of IPC's plans to the amounts recognized on IPC's Balance Sheet at December 31, 2000 was as follows (in thousands):

                                                         Qualified Pension       Other Postretirement
                                                             Benefits                  Benefits
                                                        --------------------     ----------------------
Change in benefit obligation:
  Net benefit obligation at beginning of year                    $28,057                   $36,270
  Service cost                                                     1,059                       690
  Interest cost                                                    2,251                     2,701
  Plan amendments                                                  1,247                    (3,170)
  Actuarial loss (gain)                                           (1,780)                    2,674
  Gross benefits paid                                               (490)                   (2,645)
                                                        --------------------     ----------------------
     Net benefit obligation at end of year                        30,344                    36,520
                                                        --------------------     ----------------------

Change in plan assets:
  Fair value of plan assets at beginning of year                  29,772                    20,087
  Actual return on plan assets                                     2,689                     1,096
  Employer contributions                                              --                     4,745
  Gross benefits paid                                               (490)                   (2,645)
                                                        --------------------     ----------------------
     Fair value of plan assets at end of year                     31,971                    23,283
                                                        --------------------     ----------------------

Funded status at end of year                                       1,627                   (13,237)
Unrecognized net actuarial gain                                   (2,075)                   (2,062)
Unrecognized prior service cost                                    2,391                      (672)
Unrecognized net transition obligation                               319                     9,919
                                                        --------------------     ----------------------
     Net amount recognized at end of year                         $2,262                   ($6,052)
                                                        ====================     ======================

Amounts recognized on the
  Balance Sheet consist of:
     Prepaid benefit cost                                         $2,262                      $654
     Accrued benefit cost                                             --                    (6,706)
                                                        --------------------     ----------------------
     Net amount recognized at measurement date                     2,262                    (6,052)
                                                        --------------------     ----------------------

Contributions paid after 9/30 and prior to 12/31                      --                       771
                                                        --------------------     ----------------------
     Net amount recognized at 12/31                               $2,262                   ($5,281)
                                                        ====================     ======================


Alliant Energy sponsors several non-qualified pension plans which cover certain current and former officers. The pension expense allocated to IPC for these plans was $0.9 million in 2000.

A significant number of IPC employees also participate in defined contribution pension plans (401(k) plans). IPC's contributions to the plans, which are based on the participants' level of contribution, were $0.5 million in 2000.

(7)  COMMON AND PREFERRED STOCK
(a) Common Stock - IPC has common stock dividend restrictions based on its respective bond indentures and articles of incorporation, and restrictions on the payment of common stock dividends commonly found with preferred stock.
In addition, IPC's ability to pay common stock dividends is restricted based on requirements associated with sinking funds.

(b) Preferred Stock - In 1993, IPC issued 545,000 shares of 6.40%, $50 par value preferred stock with a final redemption date of May 1, 2022. Under the provisions of the mandatory sinking fund, beginning in 2003, IPC is required to redeem annually $1.4 million, or 27,250 shares of the preferred stock.

The carrying value of IPC's cumulative preferred stock at December 31, 2000 was $36 million. The fair market value, based upon the market yield of similar securities and quoted market prices, at December 31, 2000 was $33 million.

(8)   DEBT
(a) Short-Term Debt - IPC participates in a utility money pool with Wisconsin Power and Light Company (WP&L) and IES Utilities Inc. (IESU), subsidiaries of Alliant Energy, that is funded, as needed, through the issuance of commercial paper by Alliant Energy.
Interest expense and other fees are allocated based on borrowing amounts. Information regarding IPC's short-term debt for 2000 is as follows (dollars in millions):

As of year end:
    Money pool borrowings                           $68.2
    Interest rate on money pool borrowings          6.56%

For the year ended:
    Average amount of short-term debt
      (based on daily outstanding balances)         $42.4
    Average interest rate on short-term debt        6.51%

(b) Long-Term Debt - IPC's First Mortgage Bonds are secured by substantially all of IPC's utility plant. Debt maturities for 2001 to 2005 are $0 million, $0 million, $1.0 million, $0 million and $2.7 million, respectively. Depending upon market conditions, it is currently anticipated that a majority of the maturing debt will be refinanced with the issuance of long-term securities.

The carrying value of IPC's long-term debt at December 31, 2000 was $170 million. The fair market value, based upon the market yield of similar securities and quoted market prices, at December 31, 2000 was $176 million.

(9) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amount of IPC's current assets and current liabilities approximates fair value because of the short maturity of such financial instruments. Since IPC is subject to regulation, any gains or losses related to the difference between the carrying amount and the fair value of its financial instruments may not be realized by IPC's parent.

(10)  DERIVATIVE FINANCIAL INSTRUMENTS
IPC adopted SFAS 133 as of July 1, 2000. SFAS 133 requires that every derivative instrument be recorded on the balance sheet as an asset or liability measured at its fair value and that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

SFAS 133 requires that as of the date of initial adoption, the difference between the fair value of derivative instruments recorded on the balance sheet and the previous carrying amount of those derivatives be reported in net income or other comprehensive income, as appropriate, as the cumulative effect of a change in accounting principle in accordance with Accounting Principles Board Opinion 20, "Accounting Changes." In the third quarter of 2000, the impact of IPC adopting SFAS 133 as of July 1, 2000 did not affect net income before the cumulative effect of a change in accounting principle.

A limited number of IPC's fixed price commodity contracts are defined as derivatives under SFAS 133. The fair values of these derivative instruments have been recorded as assets and liabilities on the balance sheet and in the transition adjustment in accordance with the transition provisions of SFAS
133. Changes in the fair values of these instruments subsequent to July 1, 2000, to the extent that the derivatives are designated in cash flow hedging relationships and are effective at mitigating the underlying commodity risk, are recorded in other comprehensive income. At the date the underlying transaction occurs, the amounts accumulated in other comprehensive income are reported in the Statement of Income. To the extent that the hedges are not effective, the ineffective portion of the changes in fair value is recorded directly in earnings.

IPC's financial statement impact of recording the various SFAS 133 transactions at July 1, 2000 was as follows (in thousands):


                Financial Statement Account                      Financial Statement        Amount Increased
------------------------------------------------------------    ----------------------    ---------------------
Other assets                                                     Balance sheet                     $5.8
Other liabilities                                                Balance sheet                      2.4
Cumulative effect of a change in accounting principle
   (other comprehensive income)                                  Balance sheet                      3.4


During 2000, $3,390 of net income included in the cumulative effect of a change in accounting principle component of accumulated other comprehensive income was reclassified into earnings, resulting in a remaining balance of $0 at December 31, 2000.

IPC's primary market risk exposures are associated with commodity prices. IPC has risk management policies to monitor and assist in controlling these market risks and uses derivative instruments to manage some of the exposures. During 2000, IPC held derivative instruments designated as cash flow hedging instruments and other derivatives. The cash flow hedging instruments were comprised of coal purchase and sales contracts which were used to manage the price of anticipated coal purchases and sales. IPC did not have any cash flow hedging instruments outstanding at December 31, 2000.

For the year ended December 31, 2000, there was no gain or loss recognized in earnings representing the amount of hedge ineffectiveness. IPC did not exclude any components of the derivative instruments' gain or loss from the assessment of hedge effectiveness and there were no reclasses into earnings as a result of the discontinuance of hedges.

IPC's derivatives that have not been designated in hedge relationships include electricity price collars, used to manage energy costs during supply/demand imbalances. During 2000, these derivatives were recorded at their fair market value as derivative assets, derivative liabilities and regulatory assets on the Balance Sheet.

(11)  COMMITMENTS AND CONTINGENCIES
(a) Construction and Acquisition Program - IPC anticipates 2001 utility construction and acquisition expenditures will be approximately $59 million. During 2002-2005, IPC expects to spend approximately $239 million for utility construction and acquisition expenditures.

(b) Purchased-Power and Transmission, Coal and Natural Gas Contracts - Corporate Services has entered into purchased-power and transmission, coal, and natural gas supply, transportation and storage contracts as agent for IPC, WP&L and IESU. The natural gas supply commitments are all index-based. Based on the System Coordination and Operating Agreement, Alliant Energy annually allocates purchased-power contracts to the individual utilities. Such process considers factors such as resource mix, load growth and resource availability. Refer to Note 15 for additional information. In addition, Corporate Services has entered into various coal contracts as agent for IPC, WP&L and IESU. Contract quantities are allocated to specific plants at the individual utilities based on various factors including projected heat input requirements, combustion compatibility and efficiency. However, for 2001, 2002 and 2003, system-wide contracts of $21.3 million (5.1 million tons), $1.7 million (0.5 million tons) and $1.7 million (0.5 million tons), respectively, have not yet been allocated to the individual utilities due to the need for additional analysis of combustion compatibility and efficiency. Corporate Services expects to supplement its coal and natural gas supplies with spot market purchases as needed. The minimum commitments directly assigned to IPC were as follows (dollars and dekatherms (Dths) in millions; megawatt-hours (MWhs) and tons in thousands):

                                                                      Natural gas supply,
              Purchased-power and          Coal (including            transportation and
                 transmission              transportation)             storage contracts
            ------------------------    -----------------------    --------------------------
             Dollars        MWhs         Dollars       Tons          Dollars         Dths
            ----------    ----------    ----------   ----------    ------------    ----------
2001           $13.8           62           $8.3        2,165         $16.3             28
2002             5.0           61            4.8        1,824           5.2             19
2003             3.1           61            4.2        1,706           2.8             14
2004             --            --            1.3          533           --              --
2005             --            --            1.3          533           --              --


(c) Information Technology Services - Corporate Services has an agreement, expiring in 2004, with Electronic Data Systems Corporation (EDS) for information technology services. IPC's anticipated operating and capital expenditures under the agreement for 2001 are estimated to total approximately $0.6 million. Future costs under the agreement are variable and are dependent upon IPC's level of usage of technological services from EDS.

(d) Environmental Liabilities - As of December 31, 2000, IPC had recorded environmental liabilities and regulatory assets for manufactured gas plant
(MGP) sites of $15.5 million and $14.7 million, respectively. IPC has current or previous ownership interests in 9 MGP sites previously associated with the production of gas for which it may be liable for investigation, remediation and monitoring costs relating to the sites. IPC has received letters from state environmental agencies requiring no further action at one site. IPC is working pursuant to the requirements of various federal and state agencies to investigate, mitigate, prevent and remediate, where necessary, the environmental impacts to property, including natural resources, at and around the sites in order to protect public health and the environment.

IPC records environmental liabilities based upon periodic studies, most recently updated in the third quarter of 2000, related to the MGP sites.
Such amounts are based on the best current estimate of the remaining amount to be incurred for investigation, remediation and monitoring costs for those sites where the investigation process has been or is substantially completed, and the minimum of the estimated cost range for those sites where the investigation is in its earlier stages. It is possible that future cost estimates will be greater than current estimates as the investigation process proceeds and as additional facts become known. The amounts recognized as liabilities are reduced for expenditures made and are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their fair value. Management currently estimates the range of remaining costs to be incurred for the investigation, remediation and monitoring of all IPC sites to be approximately $11 million to $20 million.

The MPUC allows the deferral of MGP-related costs applicable to the Minnesota sites and IPC has been successful in obtaining approval to recover such costs in rates in Minnesota. The IUB has permitted utilities to recover prudently incurred costs. Regulatory assets have been recorded by IPC which reflect the probable future rate recovery, where applicable. Considering the current rate treatment, and assuming no material change therein, IPC believes that the clean-up costs incurred for these MGP sites will not have a material adverse effect on its financial condition or results of operations.

IPC has settled with all but one of its insurance carriers regarding reimbursement for its MGP-related costs. Insurance recoveries of $5.3 million were available as of December 31, 2000. Pursuant to its applicable rate making treatment, IPC has recorded its recoveries in "Other long-term liabilities and deferred credits."

(e) Legal Proceedings - IPC is involved in legal and administrative proceedings before various courts and agencies with respect to matters arising in the ordinary course of business. Although unable to predict the outcome of these matters, IPC believes that appropriate reserves have been established and final disposition of these actions will not have a material adverse effect on its financial condition or results of operations.

(12)  JOINTLY-OWNED ELECTRIC UTILITY PLANT
Under joint ownership agreements with other Iowa utilities, IPC has undivided ownership interests in jointly-owned electric generating stations and related transmission facilities. Each of the respective owners is responsible for the financing of its portion of the construction costs. Kilowatt-hour generation and operating expenses are divided on the same basis as ownership with each owner reflecting its respective costs in its Statement of Income. Information relative to IPC's ownership interest in these facilities at December 31, 2000 was as follows (dollars in millions):

                                                           Accumulated     Construction
                     Fuel        Ownership     Plant in   Provision for      Work-In-
                     Type        Interest %    Service    Depreciation       Progress
----------------------------------------------------------------------------------------
  Neal Unit 4        Coal           21.5         $83.5        $53.9            $--
  Louisa Unit 1      Coal            4.0          24.7         13.2             --
                                              ------------------------------------------
                                                $108.2        $67.1            $--
                                              ==========================================


(13)  SEGMENTS OF BUSINESS
IPC is a regulated domestic utility, serving customers in Iowa, Minnesota and Illinois, and is broken down into three segments: a) electric operations; b) gas operations; and c) other, which includes the unallocated portions of the utility business. Various line items in the following tables are not allocated to the electric and gas segments for management reporting purposes and therefore are included in "Other." Intersegment revenues were not material to IPC's operations and there was no single customer whose revenues exceeded 10 percent or more of IPC's revenues. Certain financial information relating to IPC's significant business segments for 2000 was as follows
(in millions):

                                                          Electric        Gas         Other         Total
                                                       -----------------------------------------------------
Operating revenues                                          $304.4       $53.6         $--          $358.0
Depreciation and amortization expense                         32.7         2.7          --            35.4
Operating income                                              53.6         3.2          --            56.8
Interest expense, net of AFUDC                                                         15.4           15.4
Miscellaneous, net                                                                     (2.3)          (2.3)
Income tax expense                                                                     15.0           15.0
Net income                                                                             28.7           28.7
Preferred dividends                                                                     2.5            2.5
Earnings available for common stock                                                    26.2           26.2
Total assets                                                 590.3        88.7         26.7          705.7
Construction and acquisition expenditures                     45.7         4.9          --            50.6


(14)  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                       Quarter Ended
                                          ------------------------------------------------------------------------
                                              March 31         June 30          September 30       December 31
                                          ----------------- ---------------   ----------------- ------------------
                                                                       (in millions)
2000
----
  Operating revenues                               $81.0            $80.1              $100.1             $96.8
  Operating income                                   8.5              9.5                29.8               9.0
  Net income                                         2.8              3.9                15.1               6.9
  Earnings available for common stock                2.1              3.3                14.5               6.3


(15)  RELATED PARTY ISSUES
In association with the 1998 merger that resulted in the formation of Alliant Energy, IPC, IESU and WP&L entered into a System Coordination and Operating Agreement which became effective with the merger. The agreement, which has been approved by FERC, provides a contractual basis for coordinated planning, construction, operation and maintenance of the interconnected electric generation and transmission systems of the three utility companies. In addition, the agreement allows the interconnected system to be operated as a single entity with off-system capacity sales and purchases made to market excess system capability or to meet system capability deficiencies. Such sales and purchases are allocated among the three utility companies based on procedures included in the agreement. The sales amounts allocated to IPC were $26.3 million for 2000. The purchases allocated to IPC were $64.2 million for 2000. The procedures were approved by both FERC and all state regulatory bodies having jurisdiction over these sales. Under the agreement, IPC, IESU and WP&L are fully reimbursed for any generation expense incurred to support the sale to an affiliate or to a non-affiliate. Any margins on sales to non-affiliates are distributed to the three utilities in proportion to each utility's share of electric production at the time of sale.

Pursuant to a service agreement approved by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, IPC receives various administrative and general services from an affiliate, Corporate Services. These services are billed to IPC at cost based on payroll and other expenses incurred by Corporate Services for the benefit of IPC. These costs totaled $46.8 million for 2000, and consisted primarily of employee compensation, benefits and fees associated with various professional services. At December 31, 2000, IPC had an intercompany payable to Corporate Services of $11.6 million.

                                        INTERSTATE POWER COMPANY
                              CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                    For the Nine Months Ended September 30,
                                                                           2001                     2000
--------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands)
Operating revenues:
  Electric utility                                                           $233,156                $232,719
  Gas utility                                                                  48,898                  28,419
                                                                  --------------------     -------------------
                                                                              282,054                 261,138
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Operating expenses:
  Electric production fuels                                                    43,455                  41,851
  Purchased power                                                              45,352                  50,107
  Cost of gas sold                                                             35,013                  16,953
  Other operation and maintenance                                              69,033                  66,594
  Depreciation and amortization                                                28,097                  26,060
  Taxes other than income taxes                                                13,647                  11,795
                                                                  --------------------     -------------------
                                                                              234,597                 213,360
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Operating income                                                               47,457                  47,778
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Interest expense and other:
  Interest expense                                                             12,232                  11,996
  Allowance for funds used during construction                                   (619)                   (694)
  Miscellaneous, net                                                              412                  (1,202)
                                                                  --------------------     -------------------
                                                                               12,025                  10,100
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Income before income taxes                                                     35,432                  37,678
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Income taxes                                                                   14,423                  15,910
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Net income                                                                     21,009                  21,768
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Preferred dividend requirements                                                 1,871                   1,866
                                                                  --------------------     -------------------

--------------------------------------------------------------------------------------------------------------

Earnings available for common stock                                           $19,138                 $19,902
                                                                  ====================     ===================

--------------------------------------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


                                         INTERSTATE POWER COMPANY
                                   CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                            SEPTEMBER 30, 2001
                                              (in thousands)

ASSETS
--------------------------------------------------------------------------------------------------------------
Property, plant and equipment:
  Utility -
    Plant in service -
      Electric                                                                                       $964,222
      Gas                                                                                              80,876
      Common                                                                                           15,571
                                                                                            ------------------
                                                                                                    1,060,669
    Less - Accumulated depreciation                                                                   549,803
                                                                                            ------------------
                                                                                                      510,866
    Construction work in progress                                                                      18,880
                                                                                            ------------------
                                                                                                      529,746
  Other property, plant and equipment, net of accumulated
      depreciation and amortization of $102                                                               179
                                                                                            ------------------
                                                                                                      529,925
                                                                                            ------------------

--------------------------------------------------------------------------------------------------------------

Current assets:
  Cash and temporary cash investments                                                                   2,293
  Accounts receivable:
    Customer, less allowance for doubtful accounts of $522                                              7,603
    Associated companies                                                                                1,522
    Other                                                                                               2,079
  Production fuel, at average cost                                                                     18,615
  Materials and supplies, at average cost                                                               5,882
  Gas stored underground, at average cost                                                               3,687
  Regulatory assets                                                                                     4,016
  Prepayments and other                                                                                 5,079
                                                                                            ------------------
                                                                                                       50,776
                                                                                            ------------------

--------------------------------------------------------------------------------------------------------------

Investments                                                                                             6,762
                                                                                            ------------------

--------------------------------------------------------------------------------------------------------------

Other assets:
  Regulatory assets                                                                                    50,342
  Deferred charges and other                                                                           14,995
                                                                                            ------------------
                                                                                                       65,337
                                                                                            ------------------

--------------------------------------------------------------------------------------------------------------

Total assets                                                                                         $652,800
                                                                                            ==================

--------------------------------------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.


                                         INTERSTATE POWER COMPANY
                            CONSOLIDATED BALANCE SHEET (UNAUDITED) (Continued)
                                           SEPTEMBER 30, 2001
                                 (in thousands, except share amounts)

CAPITALIZATION AND LIABILITIES
-----------------------------------------------------------------------------------------------------------
Capitalization:
  Common stock - $3.50 par value - authorized 30,000,000
     shares; 9,777,432 shares outstanding                                                          $34,221
  Additional paid-in capital                                                                       108,644
  Retained earnings                                                                                 88,916
                                                                                         ------------------
    Total common equity                                                                            231,781
  Cumulative preferred stock, not mandatorily redeemable                                            10,819
  Cumulative preferred stock, mandatorily redeemable                                                24,810
  Long-term debt                                                                                   165,574
                                                                                         ------------------
                                                                                                   432,984
                                                                                         ------------------

-----------------------------------------------------------------------------------------------------------

Current liabilities:
  Notes payable to associated companies                                                             23,996
  Accounts payable                                                                                  15,169
  Accounts payable to associated companies                                                          11,901
  Accrued taxes                                                                                     19,843
  Other                                                                                             10,275
                                                                                         ------------------
                                                                                                    81,184
                                                                                         ------------------

-----------------------------------------------------------------------------------------------------------

Other long-term liabilities and deferred credits:
  Accumulated deferred income taxes                                                                 92,186
  Accumulated deferred investment tax credits                                                       12,052
  Environmental liabilities                                                                         13,856
  Pension and other benefit obligations                                                              9,336
  Other                                                                                             11,202
                                                                                         ------------------
                                                                                                   138,632
                                                                                         ------------------

-----------------------------------------------------------------------------------------------------------

Total capitalization and liabilities                                                              $652,800
                                                                                         ==================

-----------------------------------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.


                                              INTERSTATE POWER COMPANY
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                             For the Nine Months Ended September 30,
                                                                                   2001                   2000
---------------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
Cash flows from operating activities:
  Net income                                                                         $21,009                 $21,768
  Adjustments to reconcile net income to net cash flows
    from operating activities:
    Depreciation and amortization                                                     28,097                  26,060
    Amortization of deferred energy efficiency expenditures                            6,872                   8,454
    Deferred tax benefits and investment tax credits                                  (2,261)                 (3,822)
    Other                                                                                726                     615
  Other changes in assets and liabilities:
    Accounts receivable                                                               43,167                     500
    Production fuel                                                                   (2,266)                 (7,410)
    Gas stored underground                                                             1,523                  (2,436)
    Accounts payable                                                                  (6,438)                  2,047
    Accrued taxes                                                                      5,909                   6,675
    Benefit obligations and other                                                      6,935                  (3,061)
                                                                          -------------------    --------------------
       Net cash flows from operating activities                                      103,273                  49,390
                                                                          -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

Cash flows used for financing activities:
    Common stock dividends declared                                                  (16,280)                (16,280)
    Preferred stock dividends                                                         (1,871)                 (1,866)
    Reductions in long-term debt                                                      (5,000)                      -
    Net change in short-term borrowings                                              (44,222)                  8,199
    Other                                                                               (207)                   (564)
                                                                          -------------------    --------------------
       Net cash flows used for financing activities                                  (67,580)                (10,511)
                                                                          -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

Cash flows used for investing activities:
    Utility construction expenditures                                                (33,310)                (34,796)
    Other                                                                             (2,961)                 (6,169)
                                                                          -------------------    --------------------
       Net cash flows used for investing activities                                  (36,271)                (40,965)
                                                                          -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

Net decrease in cash and temporary cash investments                                     (578)                 (2,086)
                                                                          -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

Cash and temporary cash investments at beginning of period                             2,871                   3,545
                                                                          -------------------    --------------------

---------------------------------------------------------------------------------------------------------------------

Cash and temporary cash investments at end of period                                  $2,293                  $1,459
                                                                          ===================    ====================

---------------------------------------------------------------------------------------------------------------------

Supplemental cash flows information:
    Cash paid during the period for:
       Interest                                                                       $9,514                  $9,068
                                                                          ===================    ====================
       Income taxes                                                                   $6,198                  $8,170
                                                                          ===================    ====================

---------------------------------------------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


                     INTERSTATE POWER COMPANY

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. The interim consolidated financial statements included herein have been prepared by Interstate Power Company (IPC), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. The consolidated financial statements include IPC and its consolidated subsidiary related to its sale of accounts receivable program. IPC is a subsidiary of Alliant Energy Corporation.

    In the opinion of management, all adjustments, which are normal and recurring in nature, necessary for a fair presentation of (a) the consolidated results of operations for the nine months ended September 30, 2001 and 2000, (b) the consolidated financial position at September 30, 2001, and (c) the consolidated statements of cash flows for the nine months ended September 30, 2001 and 2000, have been made. Because of the seasonal nature of IPC's operations, results for the nine months ended September 30, 2001 are not necessarily indicative of results that may be expected for the year ending December 31, 2001.

2. IPC's comprehensive income, and the components of other comprehensive income, net of taxes, for the nine months ended
    September 30 were as follows (in thousands):


                                                                     2001           2000
                                                                  -----------    -----------
      Earnings available for common stock                            $19,138       $19,902
        Other comprehensive income:
           Unrealized gains (losses) on derivatives qualified as
             hedges:
               Unrealized holding gains arising during period
                 due to cumulative effect of a change in
                 accounting principle, net of tax                         --             3
               Other unrealized holding losses arising during
                 period, net of tax                                       --            (3)
                                                                  -----------    -----------
           Net unrealized gains on qualifying derivatives                 --            --
                                                                  -----------    -----------
        Other comprehensive income                                        --            --
                                                                  -----------    -----------
      Comprehensive income                                           $19,138       $19,902
                                                                  ===========    ===========


3. Certain financial information relating to IPC's significant business segments is presented below. Intersegment revenues were not material to IPC's operations.


                                                       Electric        Gas          Total
                                                    ------------------------------------------
                                                                  (in thousands)
     Nine Months Ended September 30, 2001
     ------------------------------------
     Operating revenues                                 $233,156      $48,898       $282,054
     Operating income                                     44,653        2,804         47,457
     Earnings available for common stock                                              19,138

     Nine Months Ended September 30, 2000
     ------------------------------------
     Operating revenues                                 $232,719      $28,419       $261,138
     Operating income                                     47,186          592         47,778
     Earnings available for common stock                                              19,902


4. The provisions for income taxes are based on the estimated annual effective tax rate, which differs from the federal statutory rate of 35% principally due to state income taxes, tax credits, effects of utility rate making and certain non-deductible expenses.

5. IPC's primary market risk exposures are associated with commodity prices. IPC has risk management policies to monitor and assist in controlling these market risks and uses derivative instruments to manage some of the exposures.
    During the nine months ended September 30, 2001, IPC held derivative instruments that were not designated in hedge relationships. During the nine months ended September 30, 2000, IPC held derivative instruments designated as cash flow hedging instruments and other derivatives. The cash flow hedging instruments were comprised of coal purchase and sales contracts which were used to manage the price of anticipated coal purchases and sales.

    For the nine months ended September 30, 2000, there was no gain or loss recognized in earnings representing the amount of hedge ineffectiveness. IPC did not exclude any components of the derivative instruments' gain or loss from the assessment of hedge effectiveness and there were no reclasses into earnings as a result of the discontinuance of hedges.

    IPC's derivatives that have not been designated in hedge relationships include electricity price collars, used to manage energy costs during supply/demand imbalances. During the nine months ended September 30, 2001, these derivatives were recorded at their fair market value as derivative assets, derivative liabilities and regulatory assets on the Balance Sheet.

6. The merger of IPC with and into IES Utilities Inc. was approved by their respective shareowners in April 2001 and by the SEC in October 2001.
    The merger was effective January 1, 2002 and IESU changed its name to Interstate Power and Light Company. The following illustrates the impact of the merger if it had occurred as of January 1, 2000 (in thousands):


                                           For the Nine Months
                                           Ended September 30,
                                             2001           2000
                                         ------------    ----------
    Operating revenues                    $1,042,250      $886,137
    Earnings available for common stock       76,590        79,233

           (b)   Pro Forma Financial Information.
                 -------------------------------

           Pro forma financial information required by this Item 7 is as follows:

                      INTERSTATE POWER AND LIGHT COMPANY

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements for the surviving company, Interstate Power and Light Company (IP&L), combine the historical consolidated balance sheets and statements of income of IES Utilities Inc.
(IESU) and Interstate Power Company (IPC) as adjusted by various balance sheet pro forma adjustments identified in Note 1. Pro forma income statement adjustments were not required. We have included all material adjustments known to us at this time which impact the reporting periods shown.

These pro forma combined financial statements set forth the restated combined financial data that will be presented for future comparative financial data for the merged company. These statements are prepared on the basis of accounting for the merger as a common control merger and are based on the assumptions set forth in the notes hereto.

The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the date, or at the beginning of the periods, for which the merger is being given effect nor is it necessarily indicative of future operating results or financial position.

                                                       INTERSTATE POWER AND LIGHT COMPANY
                                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                             September 30, 2001
                                                               (in thousands)

                                                                                                Pro Forma
                                                                                               Adjustments         Pro Forma
                                                                IESU            IPC            (See Note 1)         Combined
                                                        --------------------------------------------------------------------------
ASSETS
Property, plant and equipment:
  Utility -
    Plant in service -
      Electric                                                $2,294,947      $964,222              $-             $3,259,169
      Gas                                                        228,993        80,876               -                309,869
      Steam                                                       59,554           -                 -                 59,554
      Common                                                     163,903        15,571               -                179,474
                                                        --------------------------------------------------------------------------
                                                               2,747,397     1,060,669               -              3,808,066
    Less - Accumulated depreciation                            1,470,701       549,803               -              2,020,504
                                                        --------------------------------------------------------------------------
                                                               1,276,696       510,866               -              1,787,562
    Construction work in progress                                 97,974        18,880               -                116,854
    Leased nuclear fuel, net                                      40,732           -                 -                 40,732
                                                        --------------------------------------------------------------------------
                                                               1,415,402       529,746               -              1,945,148

  Other property, plant and equipment, net                         5,894           179               -                  6,073
                                                        --------------------------------------------------------------------------
                                                               1,421,296       529,925               -              1,951,221
                                                        --------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Current assets:
  Cash and temporary cash investments                              7,916         2,293               -                 10,209
  Temporary cash investments with associated companies            56,777           -            (23,996)               32,781
  Accounts receivable:
     Customer, net                                                   -           7,603               -                  7,603
     Associated companies                                          1,932         1,522             (168)                3,286
     Other, net                                                    6,028         2,079               -                  8,107
  Production fuel, at average cost                                10,356        18,615               -                 28,971
  Materials and supplies, at average cost                         24,612         5,882               -                 30,494
  Gas stored underground, at average cost                         16,477         3,687               -                 20,164
  Regulatory assets                                                6,851         4,016               -                 10,867
  Prepayments and other                                            3,181         5,079           (3,153)                5,107
                                                        --------------------------------------------------------------------------
                                                                 134,130        50,776          (27,317)              157,589
                                                        --------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Investments:
  Nuclear decommissioning trust funds                            114,852           -                 -                114,852
  Other                                                            6,281         6,762               -                 13,043
                                                        --------------------------------------------------------------------------
                                                                 121,133         6,762               -                127,895
                                                        --------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Other assets:
  Regulatory assets                                              115,849        50,342               -                166,191
  Deferred charges and other                                      15,496        14,995               -                 30,491
                                                        --------------------------------------------------------------------------
                                                                 131,345        65,337               -                196,682
                                                        --------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                  $1,807,904      $652,800         ($27,317)           $2,433,387
                                                        ==========================================================================

----------------------------------------------------------------------------------------------------------------------------------

The accompanying Notes to Unaudited Pro Forma Combined Balance Sheet are an integral part of this statement.


                                            INTERSTATE POWER AND LIGHT COMPANY
                                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
                                                 September 30, 2001
                                                   (in thousands)

                                                                                                 Pro Forma
                                                                                                Adjustments       Pro Forma
                                                                    IESU             IPC        (See Note 1)       Combined
                                                           -----------------------------------------------------------------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock                                                     $33,427         $34,221        ($34,221)         $33,427
  Additional paid-in capital                                       279,042         108,644          34,221          421,907
  Retained earnings                                                281,305          88,916               -          370,221
                                                           -----------------------------------------------------------------
    Total common equity                                            593,774         231,781               -          825,555
  Cumulative preferred stock, not mandatorily redeemable            18,320          10,819               -           29,139
  Cumulative preferred stock, mandatorily redeemable                     -          24,810               -           24,810
  Long-term debt (excluding current portion)                       694,407         165,574               -          859,981
                                                           -----------------------------------------------------------------
                                                                 1,306,501         432,984               -        1,739,485
                                                           -----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Current liabilities:
  Current maturities and sinking funds                                 560               -               -              560
  Capital lease obligations                                         15,060              14               -           15,074
  Notes payable to associated companies                                  -          23,996         (23,996)              -
  Accounts payable                                                  32,225          15,169               -           47,394
  Accounts payable to associated companies                          24,340          11,901            (168)          36,073
  Accrued taxes                                                     68,984          19,843               -           88,827
  Other                                                             35,662          10,261          (3,153)          42,770
                                                           -----------------------------------------------------------------
                                                                   176,831          81,184         (27,317)         230,698
                                                           -----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Other long-term liabilities and deferred credits:
  Accumulated deferred income taxes                                212,684          92,186               -          304,870
  Accumulated deferred investment tax credits                       22,954          12,052               -           35,006
  Environmental liabilities                                         27,597          13,856               -           41,453
  Pension and other benefit obligations                             24,596           9,336               -           33,932
  Capital lease obligations                                         25,672              45               -           25,717
  Other                                                             11,069          11,157               -           22,226
                                                           -----------------------------------------------------------------
                                                                   324,572         138,632               -          463,204
                                                           -----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

Total capitalization and liabilities                            $1,807,904        $652,800        ($27,317)      $2,433,387
                                                           =================================================================

----------------------------------------------------------------------------------------------------------------------------

The accompanying Notes to Unaudited Pro Forma Combined Balance Sheet are an integral part of this statement.


                                   INTERSTATE POWER AND LIGHT COMPANY

                           NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                       AS OF SEPTEMBER 30, 2001


1.       Pro Forma Adjustments
                                                        Merged
                                                        Company
                                                        Common          Inter-       Adjustment
                                                         Stock          Company        Clause         Utility        Total
                                                      Adjustment     Transactions     Balances       Money Pool    Pro Forma
                                                     (Note 1 (a))    (Note 1 (b))   (Note 1 (c))    (Note 1(d))   Adjustments
                                                     --------------  -------------- --------------  ------------- -------------
                                                                                  (in thousands)
ASSETS
Current assets:
    Temporary cash investments with associated
      companies                                             $-              $-              $-         ($23,996)     ($23,996)
    Accounts receivable from associated companies            -             (168)             -              -            (168)
    Prepayments and other                                    -               -             (3,153)          -          (3,153)
                                                     --------------  -------------- --------------  ------------- -------------
        Total current assets                                 -             (168)           (3,153)      (23,996)      (27,317)
                                                     --------------  -------------- --------------  ------------- -------------

           Total assets                                     $-            ($168)          ($3,153)     ($23,996)     ($27,317)
                                                     ==============  ============== ==============  ============= =============

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common equity:
     Common stock                                       ($34,221)           $-              $-             $-        ($34,221)
     Additional paid-in capital                           34,221             -               -              -          34,221
                                                     --------------  -------------- --------------  ------------- -------------
           Total common equity                               -               -               -              -             -
                                                     --------------  -------------- --------------  ------------- -------------

Current liabilities:
    Notes payable to associated companies                    -               -               -          (23,996)      (23,996)
    Accounts payable to associated companies                 -             (168)             -              -            (168)
    Other                                                    -               -             (3,153)          -          (3,153)
                                                     --------------  -------------- --------------  ------------- -------------
        Total current liabilities                            -             (168)           (3,153)      (23,996)      (27,317)
                                                     --------------  -------------- --------------  ------------- -------------

           Total capitalization and liabilities             $-            ($168)          ($3,153)     ($23,996)     ($27,317)
                                                     ==============  ============== ==============  ============= =============


(a)  Merged Company Common Stock Adjustment
As provided in the Merger Agreement, all issued and outstanding shares of IPC common stock will be dissolved upon consummation of the merger. The pro forma adjustment to common equity restates the common stock account to equal the $2.50 par value of IESU's 13,370,788 shares of common stock and reclassifies the excess to additional paid-in capital.

(b)  Intercompany Transactions
At September 30, 2001, intercompany receivables and payables between IESU and IPC during the period presented were eliminated from the pro forma balance sheet.

(c)   Adjustment Clause Balances
An adjustment was needed to offset IPC's Adjustment Clause debit balance against IESU's Adjustment Clause credit balance.

(d)   Utility Money Pool
An adjustment was needed to offset IPC's borrowings from the money pool against IESU's loans to the money pool.

                                         INTERSTATE POWER AND LIGHT COMPANY
                                 UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                              (in thousands)


                                                                                                     Pro Forma
                                                                      IESU             IPC            Combined
                                                              ---------------------------------------------------
Operating revenues:
  Electric utility                                                    $557,975         $233,156         $791,131
  Gas utility                                                          177,743           48,898          226,641
  Steam                                                                 24,478                -           24,478
                                                              ---------------------------------------------------
                                                                       760,196          282,054        1,042,250
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                  106,709           43,455          150,164
  Purchased power                                                      107,441           45,352          152,793
  Cost of gas sold                                                     136,701           35,013          171,714
  Other operation and maintenance                                      175,491           69,033          244,524
  Depreciation and amortization                                         82,517           28,097          110,614
  Taxes other than income taxes                                         33,121           13,647           46,768
                                                              ---------------------------------------------------
                                                                       641,980          234,597          876,577
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Operating income                                                       118,216           47,457          165,673
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                      39,080           12,232           51,312
  Allowance for funds used during construction                          (4,372)            (619)          (4,991)
  Miscellaneous, net                                                    (6,419)             412           (6,007)
                                                              ---------------------------------------------------
                                                                        28,289           12,025           40,314
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                                              89,927           35,432          125,359
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Income taxes                                                            31,789           14,423           46,212
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Net income                                                              58,138           21,009           79,147
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Preferred dividend requirements                                            686            1,871            2,557
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Earnings available for common stock                                    $57,452          $19,138          $76,590
                                                              ===================================================
-----------------------------------------------------------------------------------------------------------------


                                           INTERSTATE POWER AND LIGHT COMPANY
                                   UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                  (in thousands)


                                                                                                       Pro Forma
                                                                        IESU             IPC            Combined
                                                              ---------------------------------------------------
Operating revenues:
  Electric utility                                                    $496,934         $232,719         $729,653
  Gas utility                                                          107,767           28,419          136,186
  Steam                                                                 20,298                -           20,298
                                                              ---------------------------------------------------
                                                                       624,999          261,138          886,137
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                   88,440           41,851          130,291
  Purchased power                                                       59,464           50,107          109,571
  Cost of gas sold                                                      68,291           16,953           85,244
  Other operation and maintenance                                      158,865           66,594          225,459
  Depreciation and amortization                                         80,555           26,060          106,615
  Taxes other than income taxes                                         35,562           11,795           47,357
                                                              ---------------------------------------------------
                                                                       491,177          213,360          704,537
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Operating income                                                       133,822           47,778          181,600
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                      38,208           11,996           50,204
  Allowance for funds used during construction                          (1,827)            (694)          (2,521)
  Miscellaneous, net                                                    (5,861)          (1,202)          (7,063)
                                                              ---------------------------------------------------
                                                                        30,520           10,100           40,620
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                                             103,302           37,678          140,980
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Income taxes                                                            43,285           15,910           59,195
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Net income                                                              60,017           21,768           81,785
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Preferred dividend requirements                                            686            1,866            2,552
                                                              ---------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Earnings available for common stock                                    $59,331          $19,902          $79,233
                                                              ===================================================
-----------------------------------------------------------------------------------------------------------------


           (c)   Exhibits.
                 --------

           The exhibits incorporated by reference herein are set forth on the attached Exhibit Index.







                                  SIGNATURES
                                  ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Interstate Power and Light Company have each duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        ALLIANT ENERGY CORPORATION


Date:  February 20, 2002                      By:  /s/  John E. Kratchmer
                                                   ----------------------
                                                        John E. Kratchmer
                                                        Corporate Controller and Chief Accounting Officer



                                                        INTERSTATE POWER AND LIGHT COMPANY


Date:  February 20, 2002                      By:  /s/  John E. Kratchmer
                                                   ----------------------
                                                        John E. Kratchmer
                                                        Corporate Controller and Chief Accounting Officer



                          ALLIANT ENERGY CORPORATION
                      INTERSTATE POWER AND LIGHT COMPANY
                      ----------------------------------

          Exhibit Index to Amendment No. 1 to Current Report on Form 8-K
                             Dated January 1, 2002


Exhibit
-------

(2.1) Agreement and Plan of Merger, dated as of March 15, 2000, by and between Interstate Power and Light Company (IPL)
        (formerly IES Utilities Inc.) and IPC [Incorporated by reference to Exhibit (2.1) to IPL's Registration Statement on Form S-4 (Reg. No 333-53846), as amended]

(2.2) First Amendment to Agreement and Plan of Merger, dated as of November 29, 2000, by and between IPL (formerly IES
        Utilities Inc.) and IPC [Incorporated by reference to Exhibit (2.2) to IPL's Registration Statement on Form S-4
        (Reg. No 333-53846), as amended]

(3.1) Amendment to Amended and Restated Articles of Incorporation of IPL (formerly IES Utilities Inc.) creating Class A Preferred Stock [Incorporated by reference to Exhibit (3.1) to Alliant Energy's and IPL's Current Report on Form 8-K, dated January 1, 2002]

(3.2) Amendment to Amended and Restated Articles of Incorporation of IPL (formerly IES Utilities Inc.) creating various series of Class A Preferred Stock [Incorporated by reference to Exhibit (3.2) to Alliant Energy's and IPL's Current Report on Form 8-K, dated January 1, 2002]

(3.3) Amendment to Amended and Restated Articles of Incorporation of IPL (formerly IES Utilities Inc.) changing corporate name to Interstate Power and Light Company [Incorporated by reference to Exhibit (3.3) to Alliant Energy's and IPL's Current Report on Form 8-K, dated January 1, 2002]

(3.4) Amended and Restated Articles of Incorporation of IPL, as amended [Incorporated by reference to Exhibit (3.4) to Alliant Energy's and IPL's Current Report on Form 8-K, dated January 1, 2002]

(4.1) The Original through the Nineteenth Supplemental Indentures of IPL (successor-in-interest to Interstate Power Company) to JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and James P. Freeman, as Trustees, dated January 1, 1948 securing First Mortgage Bonds [Incorporated by reference to Exhibits 4(b) through 4(t) to IPC's Registration Statement (Reg. No. 33-59352) dated March 11, 1993]

(4.2)   Twentieth Supplemental Indenture of IPL
        (successor-in-interest to Interstate Power Company) to
        JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and James P. Freeman, as Trustees, dated May 15, 1993
        [Incorporated by reference to Exhibit 4(u) to IPC's
        Registration Statement (Reg. No. 33-59352) dated March 11,
        1993]

(4.3) Twenty-First Supplemental Indenture of IPL (successor-in-interest to Interstate Power Company) to JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and James P. Freeman, as Trustees, dated December 31, 2001 [Incorporated by reference to Exhibit (4.3) to Alliant Energy's and IPL's Current Report on Form 8-K, dated January 1, 2002]